Exhibit 10.10

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made this 21st day of May, 2013, by and between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Company”), and Neil E. Walkoff, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Employment Agreement dated April 24, 2012, effective April 10, 2012 (the “Agreement”), with Executive having a base salary of Four Hundred Sixteen Thousand Dollars ($416,000) per year.

On May 20, 2013, the Compensation Committee of the Board of Directors of the Company increased Executive’s base salary to Five Hundred Twenty Five Thousand Dollars ($525,000) per year, effective May 21, 2013.

The Company and Executive desire to amend the Agreement to reflect Executive’s new salary.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENT

1. Article 3, Section 3.1 of the Agreement (Compensation) is hereby deleted in its entirety and replaced with the following new Article 3, Section 3.1:

“3.1 Base Salary. In consideration for Executive’s services hereunder, the Company shall pay Executive an annual base salary at the rate of Five Hundred Twenty Five Thousand Dollars ($525,000.00) per year during each of the years of the Term; payable in accordance with the Company’s regular payroll schedule from time to time (less any deductions required for Social Security, state, federal and local withholding taxes, and any other authorized or mandated similar withholdings).”

2. Except as modified herein, all other terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall apply. No modification may be made to the Agreement or this Amendment except in writing and signed by both the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 21st day of May, 2013.

EXECUTIVE	PINNACLE ENTERTAINMENT, INC.

/s/ Neil E. Walkoff	By:	/s/ Anthony M. Sanfilippo
Neil E. Walkoff		Anthony M. Sanfilippo,
Chief Executive Officer